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                                                                  EXHIBIT (a)(7)

                                OFFER TO PURCHASE
                     UP TO 3,813,591 SHARES OF COMMON STOCK
                                       AND
                             UP TO 478,080 SHARES OF
             CUMULATIVE VOTING CONVERTIBLE PREFERRED STOCK, SERIES B
                                       OF
                              OLD STONE CORPORATION
                                       AT
                           $1.00 NET PER COMMON SHARE
                                       AND
     $10.00 NET PER CUMULATIVE VOTING CONVERTIBLE PREFERRED SHARE, SERIES B
                                       BY
                          MANTICORE PROPERTIES II, L.P.


             THE OFFER, WITHDRAWAL RIGHTS AND PRORATION PERIOD WILL EXPIRE AT 12:00 MIDNIGHT EASTERN DAYLIGHT SAVINGS TIME, ON TUESDAY, JUNE 3, 2003, UNLESS THE OFFER IS EXTENDED.


                                                                     May 5, 2003

     To Our Clients:

     Enclosed for your consideration is an Offer to Purchase, dated May 5, 2003 (the "Offer to Purchase"), and the related Letters of Transmittal (which, as amended from time to time, together constitute the "Offer") in connection with the Offer by Manticore Properties II, L.P., a Delaware limited partnership (the "Purchaser"), to purchase up to 3,813,591 outstanding shares of common stock, par value $1.00 per share ("Common Shares") and up to 478,080 outstanding shares of Cumulative Voting Convertible Preferred Stock, Series B, par value $1.00 per share ("Preferred Shares" and with the Common Shares, the "Shares") of Old Stone Corporation, a Rhode Island corporation (the "Company"), at a price of $1.00 per Common Share and $10.00 per Preferred Share, net to the seller in cash, without interest thereon (the "Offer Price"), upon the terms and subject to the conditions set forth in the Offer to Purchase.

     THE MATERIAL IS BEING SENT TO YOU AS THE BENEFICIAL OWNER OF SHARES HELD BY US FOR YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. WE ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTERS OF TRANSMITTAL ARE FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

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     We request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase.

     Your attention is invited to the following:

     (i) The tender price is $1.00 per Common Share and $10.00 per Preferred Share, net to the seller in cash, without interest thereon.

     (ii) The Offer, withdrawal rights and proration period will expire at 12:00 Midnight, Eastern Daylight Savings time, on Tuesday, June 3, 2003, unless the Offer is extended.

     (iii) The Offer is being made for up to 3,813,591 outstanding Common Shares and up to 478,080 outstanding Preferred Shares.

     (iv) The Offer is not conditioned on the receipt of financing or upon any minimum number of shares being tendered.

     (v) Tendering shareholders will not be obligated to pay brokerage fees or commissions. Except as set forth in Instruction 6 of the Letters of Transmittal, tendering shareholders will not be obligated to pay stock transfer taxes on the purchase of Shares by the Purchaser pursuant to the Offer.

     (vi) The Purchaser will pay soliciting dealer's fees to us of $0.10 per Common Share and $0.40 per Preferred Share tendered and purchased on the Offer in connection with the solicitation of tenders of Shares by our clients pursuant to the Offer. Purchaser will not pay any such fees on account of Shares beneficially owned by us. In addition, the Purchaser will, upon request, reimburse us for customary mailing and handling expenses incurred by us in forwarding the endorsed materials to our clients.

     (vii) If more than 3,813,591 Common Shares or 478,080 Preferred Shares (or such greater number of Common Shares or Preferred Shares as Purchaser elects to accept for payment and pay for) are validly tendered prior to the Expiration Date, and not withdrawn, Purchaser will, upon the terms and subject to the conditions of the Offer, purchase 3,813,591 Common Shares and 478,080 Preferred Shares (or such greater number of Common Shares or Preferred Shares) on a pro rata basis (with adjustments to avoid purchases of fractional Shares) based upon the number of Shares validly tendered by the Expiration Date and not withdrawn (the "Proration Period"). In the event that proration of tendered Shares is required, because of the difficulty of determining the precise number of Shares properly tendered and not withdrawn, Purchaser does not expect to announce the final results of proration or pay for any Shares until at least seven New York Stock Exchange ("NYSE") trading days after the Expiration Date. Preliminary results of proration will be announced by press release as promptly as practicable. Holders of Shares may obtain such preliminary information from the Information Agent.

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     The Offer is made solely by the Offer to Purchase and the related Letters of Transmittal. The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. The Purchaser is not aware of any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. To the extent the Purchaser becomes aware of any state law that would limit the class of offerees in the Offer, the Purchaser will amend the Offer and, depending on the timing of such amendment, if any, will extend the Offer to provide adequate dissemination of such information to such holders of shares prior to the expiration of the Offer. In any jurisdiction the securities, blue sky or other laws of which require the Offer to be made by a licensed broker or dealer, the Offer is intended to be made on behalf of the Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

     If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form contained in this letter. An envelope in which to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the instruction form contained in this letter. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer.

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                        INSTRUCTIONS WITH RESPECT TO THE
                   OFFER TO PURCHASE FOR CASH UP TO 3,813,591
                     COMMON SHARES OF OLD STONE CORPORATION

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated May 5, 2003, and the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer"), in connection with the Offer by Manticore Properties II, L.P., a Delaware limited partnership (the "Purchaser"), to purchase up to 3,813,591 outstanding shares of common stock, par value $1.00 per share ("Common Shares"), of Old Stone Corporation, a Rhode Island corporation (the "Company"), at a price equal to $1.00 per Common Share, net to the seller in cash.

     This will instruct you to tender to the Purchaser the number of Common Shares indicated below (or, if no number is indicated below, all Common Shares) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase.

     Number of Common Shares to be Tendered*:

     ___________________________________________ Common Shares

     Account Number:    _____________________________

     Dated:
                        -----------------------------

                                   SIGN HERE

               ---------------------------------------------------
                                  SIGNATURE(S)

               ---------------------------------------------------
                          PLEASE TYPE OR PRINT NAME(S)

               ---------------------------------------------------
                      PLEASE TYPE OR PRINT ADDRESS(ES) HERE

Area Code and Telephone Number:  _______________________________________________

Taxpayer Identification or
Social Security Number(s):       _______________________________________________

     * Unless otherwise indicated, it will be assumed that all Common Shares held by us for your account are to be tendered.

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                        INSTRUCTIONS WITH RESPECT TO THE
                    OFFER TO PURCHASE FOR CASH UP TO 478,080
                    PREFERRED SHARES OF OLD STONE CORPORATION

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated May 5, 2003, and the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer"), in connection with the Offer by Manticore Properties II, L.P., a Delaware limited partnership (the "Purchaser"), to purchase up to 478,080 outstanding shares of preferred stock, par value $1.00 per share ("Preferred Shares"), of Old Stone Corporation, a Rhode Island corporation (the "Company"), at a price equal to $10.00 per Preferred Share, net to the seller in cash.

     This will instruct you to tender to the Purchaser the number of Preferred Shares indicated below (or, if no number is indicated below, all Preferred Shares) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase.

     Number of Preferred Shares to be Tendered*:

     ___________________________________________ Preferred Shares

     Account Number:   ________________________________

     Dated:
                       --------------------------------

                                   SIGN HERE

               ---------------------------------------------------
                                  SIGNATURE(S)

               ---------------------------------------------------
                          PLEASE TYPE OR PRINT NAME(S)

               ---------------------------------------------------
                      PLEASE TYPE OR PRINT ADDRESS(ES) HERE

Area Code and Telephone Number:  _______________________________________________

Taxpayer Identification or
Social Security Number(s):       _______________________________________________

     * Unless otherwise indicated, it will be assumed that all Preferred Shares held by us for your account are to be tendered.

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